April 2, 2001

U.S. Securities and Exchange Commission
450 Fifth Street
Washington, D.C, 20549


Dear Sir/Madam:

We have read the statements about our firm in Part III of the Form 12b-25, Notification of Late Filing, to be filed by AMF Bowling, Inc. on April 2, 2001. We agree with those statements.

Very Truly Yours,

ARTHUR ANDERSEN LLP


By
Richard C. McCullough